Confidential

                          SOURCE CODE LICENCE AGREEMENT


                                     BETWEEN


                                POWERTRADER INC.

                                       AND

                          FINANCIAL MODELS COMPANY INC.



              -----------------------------------------------------

                                TABLE OF CONTENTS



SECTION 1 -   Definitions....................................................1

SECTION 2 -   Scope of Agreement.............................................2

SECTION 3 -   Effective Date.................................................2

SECTION 4 -   Licence Term and Fees..........................................3

SECTION 5 -   Delivery and Installation......................................3

SECTION 6 -   Warranty.......................................................3

SECTION 7 -   Use of SOFTWARE................................................4

SECTION 8 -   Copies of SOFTWARE.............................................4

SECTION 9 -   Proprietary Rights.............................................4

SECTION 10 - Confidentiality.................................................5

SECTION 11 - Representations.................................................5

SECTION 12 - Indemnification.................................................5

SECTION 13 - Limited Liability...............................................6

SECTION 14 - Duties and Taxes................................................6

SECTION 15 - Ownership of Modifications......................................6

SECTION 16 - Excusable Delay.................................................7

SECTION 17 - Assignment......................................................7

SECTION 18 - Termination.....................................................7

SECTION 19 - Effect of Termination...........................................7

SECTION 20 - Notices.........................................................8

SECTION 21 - Dispute Resolution..............................................8

SECTION 22 - Additional Licences and/or Upgrades.............................8

SECTION 23 - General.........................................................9

SCHEDULE A..................................................................11

THIRD PARTY SOFTWARE AND HARDWARE...........................................11

ADDENDUM....................................................................12

                          SOURCE CODE LICENCE AGREEMENT

         THIS AGREEMENT made in duplicate this 11th day of August, 1998

BETWEEN:

                           POWERTRADER INC., a company
              incorporated under the laws of the State of Delaware,
                     having an office in British Columbia at
                             591-985 Dunsmuir Street
                                 Vancouver, B.C.
                           (hereinafter called "PTI")

                                     - and -

                        FINANCIAL MODELS COMPANY INC., a
                   company incorporated under the laws of the
               Province of Ontario, having an office in Ontario at
                    2355 Skymark Avenue, Mississauga, Ontario
                           (hereinafter called "FMC")

WHEREAS PTI has developed and owns certain computer application programs, associated information processing technology, databases, procedures and data files, collectively called "SYSTEMS"; and

WHEREAS FMC wishes to acquire and PTI wishes to provide to FMC a source code Licence to use one or more individual components of SYSTEMS (hereinafter "SOFTWARE"); and

WHEREAS the parties wish to set out the terms and conditions pursuant to which FMC shall acquire and PTI and shall supply SOFTWARE;

NOW THEREFORE WITNESSETH that in consideration of the mutual covenants and promises hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            SECTION 1 - Definitions


In this Agreement, unless the context demands otherwise, the following terms shall be as defined below:

1.01 "Addendum" means any duly executed Addendum to this Agreement, evidencing the agreement of the parties to provide for the granting of specific licenses for specific components of SOFTWARE to specifically identified Licensed Entities of FMC.

1.02 "Agreement" means this Source Code Licence Agreement and, as the context may require, any Schedule or Addendum attached hereto.

1.03 "Computer Equipment" means all computer devices and other components situated at the Installation Address on which SOFTWARE will be installed, operated and maintained.

1.04     "Derivative   Work"  means  a  work  that  is  based  on  one  or  more
         pre-existing works, such as a revision, enhancement modification, translation, abridgement, condensation, expansion, or any other form in which such pre-existing works may be recast, transformed, or adapted, and that, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates all or part of such a pre-existing work.

1.05 "Documentation" means. as used herein, user documentation, operating instructions and any other documentation, including the on-line operating instructions, supplied by PTI in or by any medium whatsoever.

1.06 "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, all patents, trademarks, trade names, registered designs, design rights, copyrights and future copyrights in respect of all inventions, drawings, plans, specifications, designs and computer software and hardware and all know-how and confidential processes, methods and information.

1.07 "Licence" means a Licence granted pursuant to the terms of this Agreement and any Addendum hereto, permitting FMC to use the Source Code for SOFTWARE, with or without limitation, as may be specified in this Agreement and any Addendum hereto.

1.08 "Object Code" means the proprietary computer program code for SOFTWARE, in machine-readable form, recorded, displayed or transmitted in any form, including, but not limited to, electronic, paper and optical. Without limiting the generality of the foregoing, Object Code includes associated data and other files and database structures.

1.09 "SOFTWARE" means each and every component of SYSTEMS for which one or more Licence has been provided to FMC by PTI pursuant to, and as specifically identified in, any duly executed Addendum attached hereto, including all specifications, manuals, Documentation, drawings, proprietary computer programming code, and all associated databases, but excluding all third party software required by FMC.

1.10 "Source Code" means the computer programs written in programming languages, including all comments and procedural code such as job control language (JCL) statements, in a form intelligible to trained programmers and capable of being translated into Object Code for operation on computer equipment through assembly or compiling, and accompanied by documentation, including flow charts, schematics, statements of principles of operations, and architecture standards, describing the data flows, data structures, and control logic of the computer program in sufficient detail to enable a trained programmer through study of such documentation to maintain and/or modify the computer program without undue experimentation.

1.11 "Third-Party Systems" means computer programs other than PTI's proprietary software, and for which FMC must obtain third party licenses to ensure the proper operation and performance of SOFTWARE, all as more particularly identified in each Addendum hereto.

                         SECTION 2 - Scope of Agreement

2.01 PTI agrees to provide and FMC agrees to acquire SOFTWARE described in any Addendum referencing this Agreement. Each Addendum shall be automatically deemed to include all of the terms and provisions of this Agreement, unless otherwise agreed in writing.

2.02 In the event of a conflict between the provisions of an Addendum and the provisions of this Agreement, the conflicting provisions of the Addendum shall control and take precedence over the conflicting provision of this Agreement, but only for the purpose of such specific Addendum. Except for such conflicting provisions of the Addendum, the terms and conditions of this Agreement shall not be deemed amended, waived or released.

                           SECTION 3 - Effective Date

3.01 This Agreement is effective from the date first above written and each Addendum shall be effective from the date on which it has been executed by both parties, or as otherwise stated in the Addendum.

                       SECTION 4 - Licence Term and Fees

4.01 PTI grants to FMC a non-exclusive, perpetual Source Code and Object Code Licence for use of SOFTWARE specified in each Addendum.

         (b) FMC shall pay to PTI the Licence fees specified in each Addendum as per the payment terms contained in the Addendum hereto.

                     SECTION 5 - Delivery and Installation

5.01 PTI shall deliver to FMC a full and complete set, for the most current version of the SOFTWARE, of Source Code on computer magnetic media; all necessary and available information, proprietary information and technical documentation that shall enable FMC to create, maintain and/or enhance the SOFTWARE without the aid of PTI and/or any other person or reference to any other materials; maintenance tools (test programs and program specifications); proprietary or third-party systems utilities (compiler and assembler descriptions); description of the system/program generation; and descriptions and locations of programs now owned by PTI, but required for use and/or support.

5.02 PTI shall provide the services of a suitably qualified person on its staff for one (1) day for the purpose of instructing suitably qualified personnel on FMC's staff on the installation and operation of SOFTWARE.

5.03 FMC shall obtain all required licenses for Third Party Systems, as specified in each Addendum hereto, and shall be responsible to have such Computer Equipment as required, complete and operable, for the proper installation and maintenance of SOFTWARE.

5.04 If requested by FMC, PTI shall configure SOFTWARE for use by FMC. PTI assumes no liability for: (i) operation of SOFTWARE on FMC's Equipment, including any degradation in system response times; and/or (ii) damage to FMC Equipment, unless such damage was caused by the negligence or wilful misconduct of PTI.

                              SECTION 6 - Warranty

6.01 SOFTWARE shall be deemed to have been accepted by FMC upon the completion of the Delivery of SOFTWARE, as provided in Section 5 hereof.

6.02 Year 2000 Warranty. PTI represents and warrants that SOFTWARE is Year 2000 Ready. The phrase "Year 2000 Ready" refers to the ability of PTI's software products to:

         (a) Accurately handle date information before, during and after January 1, 2000, accept date input, provide date outputs and perform calculations based on dates or portions of dates;

         (b) Function according to the Documentation, before, during and after January 1, 2000 without changes in operation resulting from the advent of the new century, assuming the user's equipment and non-PTI products arc configured properly; and

         (c) Manage the leap year occurring in the Year 2000 following the quad-centennial rule.

6.03 During the thirty (30) days following Delivery, as may be extended pursuant to this Section ("Warranty Period"), FMC shall establish to FMC's satisfaction that SOFTWARE operates in accordance with the Documentation. Defects, if any, discovered by FMC during such period will be reported to PTI as they occur and PTI will use reasonable efforts to correct such defects as same become known, at no cost to FMC.

                          SECTION 7 - Use of SOFTWARE

7.01 FMC may use the Source Code pursuant to the Licence granted herein to, without limitation, prepare Derivative Works and to assemble or compile additional copies of SOFTWARE, including Derivative Works so prepared, in Object Code form for FMC's own and exclusively own use. FMC shall not be entitled to re-sell, re-Licence or redistribute SOFTWARE, or any part thereof, in any manner or form. For greater certainty, no third party or entity other than FMC and its affiliates and subsidiaries may make use of, or obtain access to, SOFTWARE without a separate Licence for SOFTWARE.

7.02 Notwithstanding the foregoing, FMC, its affiliates and subsidiaries may distribute output generated by use of SOFTWARE to their respective clients, by physical, electronic and/or optical means.

                         SECTION 8 - Copies of SOFTWARE

8.01 FMC may copy and distribute internally (including to subsidiaries and affiliates) the SOFTWARE and any Derivative Work therefrom, and related documentation, in support of FMC's use of the Source Code as provided for in this Licence Agreement. FMC agrees to include all copyright, trademark and other proprietary notices of PTI in each copy of the SOFTWARE, as such notices appear in the version provided to FMC by PTI.

8.02 FMC agrees to maintain records of the number and location of all copies of SOFTWARE made, and shall advise PTI, upon request, of the location of such copies. PTI reserves the right to have such records audited by a professional independent third party during FMC's normal business hours at PTI's expense, and upon satisfactory arrangements with FMC, including execution by such auditor of FMC's standard confidentiality undertaking.

8.03 FMC shall ensure that no copy of the Object Code or any material element of intellectual property embedded in the SOFTWARE is made available to any unauthorised person, and FMC agrees to employ such measures in this regard as FMC employs to ensure the protection of its most valued trade secrets.

8.04 PTI, in its discretion, reserves the right to require all non-production copies of SOFTWARE to be validated by PTI and/or may limit the period of time during which any such non-production copy is functional. If PTI elects to exercise such right, it will advise FMC in writing of the procedure and methods to be used to validate such copies. Validation shall be at the expense of PTI.

8.05 All copies of SOFTWARE shall be subject to the terms and conditions of this Agreement, and any Addendum applicable thereto, including, but not limited to the provisions of Sections 7, 8, 9 and 10 hereof.

                         SECTION 9 - Proprietary Rights

9.01 FMC acknowledges and agrees that all programs, procedures and methods of computation included in SOFTWARE and associated Documentation are valuable trade secrets and the proprietary property of PTI. PTI reserves all rights and privileges in connection therewith, except as granted to FMC pursuant to this Agreement and any specific Addendum hereto.

9.02 FMC acknowledges that any default in its obligations under this Section 9 or Section 10 hereof may cause irreparable harm to PTI. In the event of any action taken or threatened by FMC, its agents or consultants, which may result in disclosure or transfer of SOFTWARE, or any aspect thereof, other than as authorised pursuant to this Agreement, or the use of any trademark, trade name, service mark, service name, copyright or patent of PTI by FMC, or any third party or agent claiming through PTI, and infringing PTI's rights therein, PTI shall have the right to take such action as it deems necessary to protect its rights hereunder, including, in addition to any damages to which PTI may be entitled, whatever injunctive or other equitable relief is permitted by law in any applicable jurisdiction.

                          SECTION 10 - Confidentiality

10.01 Neither PTI nor FMC shall furnish, nor permit to be furnished, to any unauthorised person or corporation any information regarding SOFTWARE, the Documentation, the business, affairs, computer systems, installations and/or clients of the other party ("Confidential Information") to the extent that such information might be reasonably expected to compromise the confidentiality rights of either party.

10.02 Each party shall take such steps as necessary to ensure compliance with this Section 10 by its employees and agents. Each party hereby agrees to indemnify the other against all direct losses and expenses incurred by the other party as a result of any breach of the terms of this
         Section 10.

10.03 FMC agrees to maintain in confidence the Source Code for the SOFTWARE by using at least the same physical and other security measures as FMC uses to protect its own confidential technical information and documentation.

10.04 Notwithstanding the foregoing, no party shall be bound by the provisions of this Section 10 with respect to information which (i) is required to be disclosed pursuant to court or regulatory order, (ii) was already in the possession of either party prior to the commencement of negotiations leading to this Agreement, without breach of confidentiality; (iii) is learned by either party from a third party not under a duty of confidentiality to the other party; or (iv) is or becomes in the public domain other than as a result of a breach of this
         Section 10.

10.05 No party shall use the name(s), trademark(s), tradename(s), service names or service marks, whether registered or not, of the other party in publicity releases or advertising, or in any other manner, including customer lists, without the prior written consent of the other party or as provided for in this Licence Agreement.

10.06 The obligations of each party under this Section 10 shall survive the termination of this Agreement, and any Addendum hereto, howsoever caused.

                          SECTION 11 - Representations

11.01 For the Licence granted pursuant hereto, PTI warrants that: (i) SOFTWARE will perform at the time of Delivery as described in the Documentation; (ii) each will use reasonable efforts to ensure that SOFTWARE is free of any viruses, time bombs, keys, traps or access codes, except for such keys and access codes as may be incorporated by PTI to ensure compliance with the terms of each License, as documented in the operational procedures and Documentation, as such terms are normally defined within the computer industry; (iii) PTI owns the SOFTWARE, including all associated intellectual property rights and have full power and right to grant the Licence herein; (iv) FMC's use and possession of SOFTWARE and Documentation will not infringe the intellectual property rights of any third party; (v) PTI will use reasonable skill and care in performing their obligations under this Agreement.

                          SECTION 12 - Indemnification

12.01 PTI shall indemnify and hold harmless FMC, its directors, officers, employees and agents from and against any and all costs, expenses, damages and judgements or settlements entered against any of them in any action or claim by third parties alleging that FMC's use of SOFTWARE, the Documentation or any part of the above, including the Source Code provided by hereunder, is an infringement or violation of the Intellectual Property Rights of any third party, provided FMC promptly notifies PTI in writing of any claim, and allows PTI to control, and co-operates with PTI in the conduct of any related defense or settlement negotiations. PTI's obligations hereunder shall be limited to the reimbursement to, or indemnification of, FMC for direct losses or damages imposed upon FMC as a direct consequence of such infringement and PTI shall have any obligations for any indirect losses incurred by FMC as a result of the discontinuance of SOFTWARE, or modifications to the Source Code made by FMC, other than as may be provided herein.

12.02 PTI may, at its option, secure for FMC the right to continue to use SOFTWARE free from claim of infringement at a cost not to exceed the Licence fees received by PTI under this Agreement, modify or replace SOFTWARE free from infringement or replace SOFTWARE with equally suitable software satisfactory to FMC.

12.03 PTI shall have no obligation for any claim based on a modified version of SOFTWARE or Source Code, or their combination, operation or use with any product, data or apparatus not provided by PTI. THIS SECTION 12 STATES PTI'S ENTIRE OBLIGATION TO FMC WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

                         SECTION 13 - Limited Liability

13.01 Save and except for damages, losses or costs arising from the gross negligence or wilful misconduct of PTI, or pursuant to the provisions of Section 12 hereof, PTI's liability to FMC for damages, costs, losses or expenses relating to Source Code or SOFTWARE and any services rendered pursuant to this Agreement, in contract, tort or otherwise, shall not exceed Three Hundred Fifty ($350,000) Canadian Dollars. In no event shall PTI be liable for indirect damages, including loss of revenue or profits, even if PTI has been advised of the possibility of such damages, nor shall PTI be liable for any acts or conduct of FMC, its employees, agents or servants or the acts or conduct of any other person arising in any way from or in connection with the Licenses granted pursuant to any Addendum hereto. Notwithstanding the foregoing, PTI shall be liable for personal injury, death or loss or other damage to property arising out of the negligence or wilful misconduct of PTI, its officers, employees, and agents, without limitation as to remedy.

13.02 THE OBLIGATION OF PTI AND THE RIGHTS AND REMEDIES OF FMC SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN SUBSTITUTION FOR ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF PTI, AND RIGHTS, CLAIMS AND REMEDIES OF FMC AGAINST PTI, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO SOFTWARE OR ANY OTHER SERVICES PERFORMED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OR TRADE, AND ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR ANY TORT, OR ANY ACTUAL OR ALLEGED INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE.

                         SECTION 14 - Duties and Taxes

14.01 All amounts payable by FMC under this Agreement are exclusive of any and all taxes payable according to existing or future legislation in conjunction with the use of or the purchase of services and goods by FMC. FMC agrees to pay any and all such taxes promptly to PTI if PTI is required by law to collect same and to save PTI harmless from all claims for such taxes, save and except for taxes payable upon the income or capital of PTI.

                    SECTION 15 - Ownership of Modifications

15.01 FMC shall own all right, title and interest (including all associated intellectual property rights) in and to the SOFTWARE and Source Code arising, without limitation, from enhancements, modifications, improvements, derivations, or other changes made to the Source Code and SOFTWARE by FMC (alone or with others) and relating to the Source Code and SOFTWARE provided by PTI. Any work resulting from the joint effort or collaboration of the parties, unless otherwise agreed on a case-by-case basis, shall be jointly owned by the parties, free of restriction. PTI agrees to take such further action, and to obtain or sign such further agreements or acknowledgements, as FMC may reasonably request to give effect to this section.

                          SECTION 16 - Excusable Delay

16.01 In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of natural disaster, actions or decrees of governmental bodies, strikes, lockouts, riots, acts of war, communication line failures, power failures, fires or such like events or circumstances, (collectively herein referred to as "Force Majeure"), the party who has been so affected shall promptly give written notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds sixty (60) days from the receipt of notice of the Force Majeure event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Agreement within the next thirty (30) days.

                            SECTION 17 - Assignment

17.01 Except as provided herein, neither this Agreement nor any Licence granted pursuant to an Addendum hereto, may be assigned or otherwise transferred by PTI or FMC without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

17.02 Notwithstanding the foregoing, FMC may (i) assign to any affiliate or subsidiary without consent, (ii) reconstitute or merge Licensed Entities with another division or group within FMC, or (iii) assign any Licence for use by any successor entity within FMC performing the functions performed by the Licensed Entity; provided that in no event any such assignment extends the scope of any Licence granted to an entity for which a separate Licence would have been required save for this assignment. FMC shall advise PTI promptly of such assignment in writing, prior to the assignment, reconstitution or merger.

17.03 Either PTI or FMC may, by notice in writing, assign its rights and obligations to a company controlled by PTI or FMC, or to a company which controls PTI or FMC, without consent, provided that following such assignment, PTI shall remain liable to FMC for the performance of PTI's obligations hereunder.

                            SECTION 18 - Termination

18.01 Without prejudice to any other rights pursuant to this Agreement, or any Addendum hereto, either party may terminate this Agreement, and/or any Addendum hereto, by notice in writing, upon the occurrence of the following:

         (a) by PTI upon the failure of FMC to pay any amount due to PTI hereunder, which is not the subject of a good faith dispute, provided that such amount remains outstanding thirty (30) days after PTI's notice to FMC that payment is required;

18.02 No right or remedy conferred upon or reserved to either party hereunder shall be exclusive of any other right or remedy, but instead all rights and remedies shall be cumulative and shall be in addition to all other rights and remedies of either party at law or in equity, including the right to proceed by appropriate action at law or in equity to recover damages for breach of this Agreement, or any Addendum hereto, or to enforce performance.

                       SECTION 19 - Effect of Termination

19.01 Upon the termination of this Agreement, and/or any Addendum hereto, howsoever caused, FMC shall cease all use of SOFTWARE and
         Documentation, immediately return all copies of SOFTWARE and Documentation and all other PTI proprietary items then in the possession of FMC, or any of its affiliates, and shall promptly certify to FMC that it has fulfilled all its obligations hereunder. FMC will remain liable to PTI for all payments due or accrued to the date of termination.

19.02 Upon termination of this Agreement, and/or any Addendum hereto, howsoever caused, PTI shall immediately return to FMC, or destroy as directed by FMC, all papers, materials and other property of FMC and FMC's clients in PTI's possession, and shall execute and deliver to FMC a release of FMC from all future maintenance obligations pursuant to the appropriate Addendum(s) hereto and shall promptly certify by notice to FMC it has fulfilled its obligations under this Section.

                              SECTION 20 - Notices

20.01 All notices required or permitted to be given under this Agreement shall be in writing and delivered (a) by hand, (b) by certified mail, postage prepaid, return receipt requested, (c) reputable courier service, or (d) by facsimile, provided that the original is promptly transmitted by one of the foregoing methods, properly addressed as set forth below:

         To FMC:     2355 Skyrnark Avenue
                     Mississauga, Ontario L4W 4Y6
                     Attention: President
                     Facsimile Number: (905) 629-0022

         To PTI:     591-885 Dunsmuir Street
                     Vancouver, B.C.
                     Attention:
                     Facsimile Number:

         or to such other address for which notice has been given by the other party in the manner set forth above. All notices shall be deemed received, if delivered by hand, on the date of delivery if mailed, on the date of receipt appearing on the return receipt card; if sent by courier, on the date recorded by the courier company as having been received by the addressee, or, if sent by facsimile, on the date of receipt by the facsimile machine when it reports that the transmission is complete.

                        SECTION 21 - Dispute Resolution

21.01 Both parties recognize the practical advantage of resolving disputes before they reach the litigation stage. Accordingly, each party agrees in the instance of a dispute pursuant to this Agreement or any Addendum hereto, to refer such dispute for resolution to the President of FMC and the of PTI. If such parties are unable to resolve such dispute within ten (10) days, such dispute will be referred to the Chairman of FMC and the of PTI. If such parties are unable to resolve the dispute within ten (10) days, then the parties will be free to commence any available legal and/or equitable remedies. The operation of this
         Section 21 shall not prejudice either party's rights to proceed immediately pursuant to any other provision of this Agreement or any Addendum hereto.

                SECTION 22 - Additional Licences and/or Upgrades

22.01 The Class of a Licence granted under any Addendum to this Agreement designates the scope of use of that Licence by FMC in terms of the maximum number of the appropriate characteristic of use, such as the maximum number of concurrent users, the maximum number of portfolios or portfolio positions and such, as such is defined in each applicable price schedule issued from time to time by PTI for SOFTWARE. FMC may determine the then-current Licence fees applicable to different Classes of SOFTWARE from PTI upon request.

22.02 Licenses for additional installations of the same components of SOFTWARE for the same or affiliated entities are available at a discount which is extended to FMC in consideration of the waiver of the Warranty Period for the second and any additional licenses for SOFTWARE granted to FMC or entities affiliated with FMC. The discount applies to Licence fees only and is equal to 20% of the price of the lowest Class Licence granted or to be granted to any Licensed Entity, or to any of a number of affiliated Entities, as the case may be.

22.03 FMC may elect to upgrade the Class of any Licence granted to FMC ("Previous License") upon payment of additional Licence fees. Such upgrade shall become effective upon the payment of fees, the surrender to PTI of the Previous Licence for cancellation and its replacement with a Licence of the new Class. The amount of additional fees is equal to the difference between the current Licence fee for the higher Class and the current Licence fee for the Previous License; once the upgrade is effective, Annual Maintenance Fees will be adjusted to the amount applicable for the higher Class License.

                              SECTION 23 - General

23.01    Time of the Essence. Time is of the essence of this Agreement.

23.02 Headings. The headings of each Section have been chosen for ease of reference only and shall not affect the interpretation of this Agreement.

23.03 General. Neither this Agreement, nor any Addendum hereto, limits or restrains PTI's rights to Licence SOFTWARE or any part thereof to any third party.

23.04 Jurisdiction. This Agreement shall be governed by the laws of the Province of Ontario, without regard to its conflict of law principles. Both parties hereby consent to the non-exclusive jurisdiction of the courts of Ontario in connection with any action or proceeding arising out of or relating to this Agreement.

23.05 Use of Name. Neither party shall use the name of the other, or any subsidiary or affiliate thereof, in any advertising or promotional materials without the prior written consent of the party whose name the other party desires to furnish or use.

23.06 Severability. Should any term of this Agreement be declared void or unenforceable by any court of competent jurisdiction, the remaining terms and provisions of this Agreement shall be unimpaired and the invalid term or provision shall be replaced by such valid term or provision as comes closest to the intention underlying the invalid term or provision.

23.07 Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, or any Addendum hereto, nor consent to any departure therefrom, shall in any event be effective unless the same be in writing and signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

23.08 Survivability. The provisions of Sections 9, 10, 12 and 13 shall survive the expiration or termination, howsoever caused, of this Agreement or any Addendum(s) hereto.

23.09 Addenda and Schedule. The Addenda and Schedule referred to herein shall be deemed to be incorporated in and made part of this Agreement.

23.10 Language. This Agreement is written in the English language at the express request of both parties. La presente convention est redigee en anglais a la demande expresse des parties.

23.11 Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, statements, promises, inducements, negotiations and undertakings, and any and all existing contracts previously executed between the parties with respect to the said subject matter are superseded hereby.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective duly authorised representatives as of the day and year first above written ("Effective Date").

                              AGREED AND ACCEPTED:


FINANCIAL MODELS COMPANY INC.           POWERTRADER INC.


NAME:                                   NAME:  Mike Withrow
       ------------------------------          ---------------------------------

TITLE:                                  TITLE: CEO
        -----------------------------          ---------------------------------

DATE:                                   DATE:  OCT. 15TH, 1998
       ------------------------------          ---------------------------------

SIGNATURE:                              SIGNATURE:  /s/ Mike Withrow
            -------------------------              -----------------------------

                                   SCHEDULE A

                        THIRD PARTY SOFTWARE AND HARDWARE

The operation of SOFTWARE requires that FMC has available or acquires certain computer systems ("Third-Party Systems"), including licenses for software provided by third parties and computer equipment on which SOFTWARE may be installed. Such Third-Party Systems must be obtained by FMC independently of the acquisition of Licenses for SOFTWARE and must be available at each Installation Address where SOFTWARE is to be implemented prior to the installation of SOFTWARE.

A list of Third-Party Systems required by SOFTWARE will be supplied to FMC by PTI upon request, taking into account the scope of the proposed implementation and other special conditions pertaining to FMC's intended operation of SOFTWARE, as such are made known to PTI, in conjunction with the acquisition of specific licenses pursuant to any Addendum. PTI reserves the right to specify minimum acceptable configurations of Third-Party Systems, as such may be necessary from time to time. Such configurations are subject to change without advance notice, and PTI may refuse to provide support services for configurations, which do not meet PTI's minimum requirements.

FMC acknowledges and agrees that subsequent versions of SOFTWARE may require additional computer capacity to accommodate increases in functionality, and therefore PTI shall not have any liability in connection with the support of SOFTWARE on computers which do not meet the minimum configuration for the intended use by FMC, as such may be recommended by PTI from time to time.

In certain cases PTI, if requested by FMC, may obtain and/or configure such Third-Party Systems on FMC's behalf, subject to prior written agreement with FMC.

Support and maintenance for all Third-Party Systems is available under separate terms from vendors of such software and PTI shall have no responsibility to support and maintain such Third-Party Systems, regardless of any involvement in the acquisition or configuration of such systems.

                                    ADDENDUM

THIS ADDENDUM, effective the 11th of October, 1998, to the Source Code Licence Agreement dated August 11, 1998.

BETWEEN:

                          FINANCIAL MODELS COMPANY INC.
                          whose principal office is at
                               2355 Skymark Avenue
                              Mississauga, Ontario
                                     L4W 4Y6
                           (hereinafter called "FMC")

                                     - and -

                                POWERTRADER INC.
                             591-885 Dunsmuir Street
                                 Vancouver, B.C.
                           (hereinafter called "PTI")

In consideration of the covenants and agreements contained in the Source Code Licence Agreement between the parties and in this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. "Installation Address" means the offices of the Licensed Entity at which SOFTWARE is installed, as more particularly identified in Appendix A hereto.

2. "Licensed Entity" means the division, subsidiary or business group of FMC as specifically identified in Appendix A hereto, and, for greater certainty, no other such division. subsidiary or business group.

3. "SOFTWARE" means the specific set of components of SYSTEM in Object Code and Source Code, for which a Licence has been granted to a Licensed Entity, as more particularly identified in Appendix A hereto.

4. Scope of this Addendum: This Addendum includes the terms and conditions of the Source Code Licence Agreement, as may be amended hereby, and none of the terms and conditions of any other Addendum apply to this Addendum, unless specifically otherwise agreed to in writing by the parties.

5. Grant of License: Subject to, and upon payment of the Licence fees specified in Appendix A hereto, PTI hereby grants to FMC a non-transferable, non-exclusive Object Code and Source Code Licence for use of SOFTWARE by the Licensed Entity or Entities specifically identified in Appendix A and for no other Entity, at the Installation Address, subject to the terms and conditions of the Source Code Licence Agreement and this Addendum.

6. Implementation: FMC agrees to pay PTI for all professional fees. in accordance with the Rates, together with all approved and reasonable travel and living expenses incurred by PTI, for the implementation of FMC's data, procedures and operations using SOFTWARE.

7.       Delivery,   Installation  and  Warranty:  Delivery,   Installation  and
         Warranty of SOFTWARE shall be in accordance with the provisions of Sections 5 and 6 of the Source Code Licence Agreement.

The parties hereto acknowledge they have read this Addendum and the Source Code Licence Agreement, understand them and agree to be bound by the terms thereof.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their respective duly authorised representatives as of the day and year first above written ("Effective Date of Addendum").

                              AGREED AND ACCEPTED:

FINANCIAL MODELS COMPANY INC.           POWERTRADER INC.

NAME:                                   NAME:  Mike Withrow
      ------------------------------          ----------------------------------

TITLE:                                  TITLE:  CEO
        ----------------------------          ----------------------------------

DATE:                                   DATE:  Oct 15th
       -----------------------------         -----------------------------------

SIGNATURE:                              SIGNATURE:  /s/ Mike Withrow
            ------------------------              ------------------------------

                                   APPENDIX A

                           LICENSED ENTITIES AND FEES

Subject to the terms of this Addendum and the Source Code Licence Agreement, FMC agrees to acquire from PTI for use by the designated Licensed Entity hereinafter specified, one or more licenses for SOFTWARE, subject to and upon payment of the respective Licence fees:

The Licensed Entity and its respective Licenses are:

Licensed Entity.             FINANCIAL MODELS COMPANY INC.

Installation Address:        2355 Skymark Avenue, Mississauga, Ontario L4W 4Y6

Licensed SOFTWARE:

Licence Class:

Licence Fee:

Annual Maintenance Fee:


Payment of the above Licence Fee by FMC to PTI shall be as specified in Section 4 of the Source Code Licence Agreement.

                                  Payment Terms

All currency figures in this Appendix shall be deemed to refer to Canadian Dollars. PTI agrees that payment of any and all amounts due pursuant to the provisions of this Addendum shall be made solely in Canadian Dollars.

FMC shall pay interest at the rate of 1.5% per month on accounts thirty (30) or more days overdue. If FMC has not corrected such overdue payment within fifteen
(15) days after receipt of written notice thereof, and FMC is not in good faith contesting such payment, PTI shall have the right to terminate this Addendum in accordance with the provisions of Sections 18 and 19 of the Source Code Licence Agreement, FMC shall forfeit all amounts paid to PTI and PTI shall have the right to enforce collection of all amounts due.